Exhibit 23(e) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K

                           DISTRIBUTOR'S AGREEMENT

      This Agreement is made this 16th day of September, 2002, by and among Edgewood Services, Inc. ("Edgewood"), a New York corporation having its principal office and place of business at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, BBH Trust and BBH Fund, Inc. (each an "Investment Company"), a Massachusetts business trust and Maryland corporation, respectively, each having its principal office and place of business at 40 Water Street, Boston, MA 02109.

      In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.    Each Investment Company hereby appoints Edgewood as its agent to sell and distribute shares of the Investment Company which may be offered in one or more portfolios (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectuses of the Investment
            Company.   Edgewood hereby accepts such appointment and agrees to
            provide such other services for each Investment Company, if any, and accept such compensation from the Investment Company, if any, as set forth in the applicable exhibits to this Agreement.

2.    The sale of any Shares may be suspended without prior notice whenever in the judgment of an Investment Company it is in its best interest to do so.

3.    Neither Edgewood nor any other person is authorized by any Investment
            Company to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectuses, or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission ("SEC") on behalf of said Investment Company, as the same may be amended from time to time, or in any supplemental information to said Prospectuses or SAIs approved by the Investment Company. Edgewood agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through Edgewood may make in connection with the offer or sale of Shares, shall be made only upon the prior approval on the part of any Investment Company, and that any such information and/or representations that are not preapproved by the relevant Investment Company shall be made entirely without liability on the part of such Investment Company. No person or dealer, other than Edgewood, is authorized to act as agent for any Investment Company for the purposes of this Agreement. Edgewood agrees that in offering or selling Shares as agent of each Investment Company, it will, in all respects, duly conform to all applicable state and federal laws and the rules and regulations of the National Association of Securities Dealers, Inc., including its Conduct Rules. Edgewood will submit to the relevant Investment Company copies of all sales literature before using the same and will not use such sales literature unless approved by the Investment Company.

4.    This Agreement is effective with respect to each Fund and each Class, as applicable, as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Fund or Class presently set forth on an exhibit and any subsequent Funds or Classes added pursuant to an exhibit during the initial term of this Agreement for two years from the date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Directors/Trustees of each Investment Company including a majority of the members of the Board of Directors/Trustees of said Investment Company who are not "interested persons" (as that term is defined by the Investment Company Act of 1940 ("1940 Act")) of the Investment Company and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Investment Company or in any related documents to such Plan ("Independent Directors/Trustees") cast in person at a meeting called for that purpose. If a Fund or Class is added after the first approval by the Directors/Trustees as described above, this Agreement will be effective as to that Fund or Class upon execution of the applicable exhibit and will continue in effect until the next approval of this Agreement by the Directors/Trustees and thereafter for successive periods of one year, subject to approval as described above.

5.    This Agreement may be terminated with regard to a particular Fund or
            Class at any time, without the payment of any penalty, by the vote of a majority of the Independent Directors/Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than ninety (90) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by Edgewood on ninety (90) days' written notice to each Investment Company.

6.    This Agreement may not be assigned by Edgewood and shall automatically terminate in the event of an assignment by Edgewood as defined in the 1940 Act, provided, however, that Edgewood may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement.

7.    Subject to the provisions of Section 10 herein, Edgewood shall not be liable to any Investment Company for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, negligence, or reckless disregard of the duties imposed by this Agreement. Edgewood's total liability to the Investment Company under this Agreement during any twelve-month period shall be limited to actual or direct damages up to$500,000.00.

8.    This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Directors/Trustees of each Investment Company, including a majority of the Independent Directors/Trustees of each Investment Company cast in person at a meeting called for that purpose.

9.    This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

      10.   (a)   Subject to the conditions set forth below, each Investment
                  Company agrees to indemnify and hold harmless Edgewood and each person, if any, who controls Edgewood within the meaning of Section 15 of the Securities Act of 1933 ("1933
                  Act") and Section 20 of the Securities and Exchange Act of
                  1934 ("1934 Act") against any and all loss, liability, claim, damage and reasonable expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectuses, SAIs or sales literature filed with the SEC or the NASD, as the case may be, on behalf of said
                  Investment Company (as they may be amended or supplemented from time to time), or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to said Investment Company about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement, Prospectuses, SAIs or sales literature or any amendment or supplement thereto; or (2) the Investment Company's failure to qualify its Shares for sale in any state or jurisdiction of the United States.

                  If any action is brought against Edgewood or any controlling person thereof with respect to which indemnity may be sought against an Investment Company pursuant to the foregoing paragraph, Edgewood shall promptly notify the Investment Company in writing of the institution of such action and the Investment Company shall assume the defense of such action, including the employment of counsel selected by the Investment Company and payment of reasonable expenses. The failure to give notice as required by this Section 10 in a timely fashion shall not result in Edgewood's waiver of any right to indemnification hereunder except to the extent the Investment Company is prejudiced thereby and then only to the extent of such prejudice. Edgewood or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Edgewood or such controlling person unless the employment of such counsel shall have been authorized in writing by the Investment Company in connection with the defense of such action or the Investment Company shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Investment Company. Despite anything to the contrary in this paragraph, no Investment Company shall be liable for any settlement of any such claim of action effected without its prior written consent. Each Investment Company agrees promptly to notify Edgewood of the commencement of any litigation or proceedings against said Investment Company or any of its officers or Directors or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, any Prospectuses and SAIs, or any amendment or supplement thereto.

(b)   Subject to the conditions set forth below, Edgewood agrees to indemnify and hold harmless each Investment Company, each of its Directors/Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls said Investment Company within the meaning of
                  Section 15 of the 1933 Act and Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectuses or SAIs filed with the SEC on behalf of said Investment Company (as they may be amended or supplemented from time to time), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with written information furnished to said Investment Company about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement, Prospectuses or SAIs, or any amendment or supplement thereto.

                  If any action is brought against an Investment Company, any controlling person thereof, or any other person so indemnified, with respect to which indemnity may be sought against Edgewood pursuant to the foregoing paragraph, the Investment Company shall promptly notify Edgewood in writing of the institution of such action and Edgewood shall assume the defense of such action, including the employment of counsel selected by Edgewood and payment of reasonable expenses. The failure to give notice as required by this Section 10 in a timely fashion shall not result in the Investment Company's waiver of any right to indemnification hereunder except to the extent Edgewood is prejudiced thereby and then only to the extent of such prejudice. Each Investment Company, any such controlling person thereof or any other person so indemnified, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Investment Company or such persons unless the employment of such counsel shall have been authorized in writing by Edgewood in connection with the defense of such action or Edgewood shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by Edgewood. Despite anything to the contrary in this paragraph, Edgewood shall not be liable for any settlement of any such claim or for any other action effected without its prior written consent. Edgewood agrees promptly to notify the relevant Investment Company of the commencement of any litigation or proceedings against Edgewood or any of its controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectuses or SAIs.

(c)   Nothing herein contained shall be deemed to protect any person against liability to an Investment Company or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

(d)   Insofar as indemnification for liabilities may be permitted pursuant to
                  Section 17 of the 1940 Act for an Investment Company, Directors/Trustees, officers, Edgewood and controlling persons of each Investment Company by the Directors/Trustees pursuant to this Agreement, each Investment Company is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, each Investment Company undertakes that in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, that an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Independent Directors/Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. Each Investment Company further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an Investment Company, officer, Directors/Trustees, Edgewood or controlling person of said Investment Company will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) said Investment Company is insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of non-party Independent Directors/Trustees or independent legal counsel in a written opinion makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

      11. If at any time the Shares of any Fund are offered in two or more Classes, Edgewood agrees to assist in adopting a written plan pursuant to Rule 18f-3 under the 1940 Act.

      12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.

13.   Edgewood or its affiliate will review and file all sales literature
            (advertisements, brochures and shareholder communications) for each Investment Company in accordance with rules and regulations of the National Association of Securities Dealers, Inc.

14.   Edgewood agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of each Investment Company's customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Edgewood agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions, or for specified law enforcement purposes; and to service providers or in connection with joint marketing arrangements directed by an Investment Company, in each instance in furtherance of fulfilling Edgewood's obligations under this Agreement and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

      15.   (a)   Each Investment Company and Edgewood hereby acknowledge
                  that the Investment Companies have delegated the responsibilities under the USA Patriot Act enumerated below to Edgewood:

(1)   Screening for and prohibiting transactions with foreign shell banks;
(2)   Correspondent and Private bank screening and documentation;
(3)   Suspicious activity screening and reporting;
(4)   Cash and cash equivalent transaction reporting;
(5)   Information sharing as provided by the USA Patriot Act;
(6)   Customer identification, verification and records maintenance of those investor clients dealing directly with Edgewood;
(7)   Contract with certain financial intermediaries selling Shares of the
                        Funds to perform customer identification, verification and records maintenance of those investor clients dealing directly with the financial intermediary; and
(8)   Assess the reputation and associated risk of establishing relationships with financial intermediaries through either omnibus or individually registered accounts.

            (b) Edgewood accepts such delegation and represents and warrants that (1) it has examined the aspects of its operations that may give rise to Bank Secrecy Act and/or U.
                  S. Treasury Department regulatory requirements or that are vulnerable to money laundering or terrorist financing activity, (the "Suspect Activity"), (2) it has developed an anti-money laundering program (the "Program") in the reasonable and good faith belief that the effective implementation of the Program will result in compliance with applicable regulatory requirements and the elimination of Suspect Activity, and (3) it has implemented the Program and will continue to (i) monitor the operation of, (ii) assess the effectiveness of, and (iii) modify, as appropriate or as required by applicable requirements, the Program.

            (c) Edgewood further acknowledges that, because the Investment Companies remain responsible for assuring compliance with anti-money laundering regulations, Edgewood agrees to provide information and reports to the Investment Companies' designated Compliance Officer, as may from time to time be requested, and, in addition, to provide the Compliance Officer with notice of any contact by any regulatory authority or its contemplated response to the regulatory authority.

            (d) Edgewood does hereby consent to and provide its assurance that it will provide to any federal examiners of the Investment Companies such information and records relating to the Program as may be requested and will allow those examiners to inspect Edgewood for purposes of the Program.


                                    Edgewood Services, Inc.


                                    By:  /s/ Peter J. Germain
                                    Name:   Peter J. Germain
                                    Title:  President

                                    BBH Trust


                                    By:  /s/ Judith J. Mackin
                                    Name:  Judith J. Mackin
                                    Title:  Vice President

                                    BBH Fund, Inc.


                                    By:  /s/ Judith J. Mackin
                                    Name:  Judith J. Mackin
                                    Title:  Vice President


                                  Exhibit A
                                    to the
                           Distributor's Agreement

                                BBH Fund, Inc.
                      BBH Broad Market Fixed Income Fund
                                Class I Shares
                                Class N Shares
                           BBH European Equity Fund
                       BBH High Yield Fixed Income Fund
                                Class I Shares
                                Class N Shares
                    BBH Inflation-Indexed Securities Fund
                                Class I Shares
                                Class N Shares
                                Class A Shares
                        BBH International Equity Fund
                                Class I Shares
                                Class N Shares
                        BBH Tax-Efficient Equity Fund
                                Class I Shares
                                Class N Shares
                        BBH Pacific Basin Equity Fund

                                  BBH Trust
                            BBH Money Market Fund
                      BBH Tax Free S/I Fixed Income Fund
                          BBH Tax-Exempt Money Fund
                         BBH U.S. Treasury Money Fund

      In consideration of the mutual covenants set forth in the Distributor's Agreement dated September 16, 2002, among BBH Fund, Inc. and BBH Trust and Edgewood Services, Inc. with respect to the Funds and Class of shares set forth above.

Witness the due execution hereof this 16th day of September, 2002.


Edgewood Services, Inc.             BBH Fund, Inc.


By:  /s/ Peter J. Germain           By:  /s/ Judith J. Mackin
Name:   Peter J. Germain            Name:  Judith J. Mackin
Title:  President                   Title:  Vice President

BBH Trust


By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President